Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 641-6500
Synovus Announces Earnings for the Second Quarter 2021
Diluted Earnings per Share of $1.19 vs. $0.57 in 2Q20
Adjusted Diluted Earnings per Share of $1.20 vs. $0.23 in 2Q20

COLUMBUS, Ga., July 20, 2021 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended June 30, 2021.

Second Quarter 2021 Highlights
•Net income available to common shareholders of $177.9 million or $1.19 per diluted share, unchanged sequentially and up $0.62 compared to prior year.
◦Adjusted diluted EPS of $1.20, down $0.01 sequentially and up $0.97 compared to prior year.
•Period-end loans decreased $569.1 million or 1% sequentially.
◦Paycheck Protection Program (PPP) loans declined $763.4 million and third-party consumer loan balances increased $272.5 million sequentially.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $702.4 million or 2% sequentially.
•Total deposit costs of 0.16% down 6 bps sequentially due to ongoing repricing and product remixing.
•Net interest income of $381.9 million increased $8.0 million sequentially as asset growth, reduced deposit costs, and a higher day count more than offset the reduction in PPP fee income.
◦Net interest margin of 3.02%, down 2 bps sequentially.
•Non-interest revenue decreased $3.9 million sequentially as broad-based growth partially offset the normalization of net mortgage revenues.
◦Adjusted non-interest revenue decreased $6.2 million.
•Non-interest expense increased $3.4 million sequentially and decreased $13.6 million compared to prior year.
◦Adjusted non-interest expense increased $2.4 million sequentially as the benefits from various efficiency initiatives were offset by higher commissions, incentives, and expenses primarily related to additional PPP forgiveness and expenses associated with higher third-party consumer loan balances.
•Reversal of provision for credit losses of $24.6 million, primarily from a more favorable economic outlook.
◦Allowance for credit losses coverage ratio (to loans) of 1.47%, or 1.54% excluding PPP loans.
•Credit quality metrics remain relatively stable, near historical lows. The non-performing asset ratio fell 4 bps to 0.46% sequentially; criticized and classified loans declined 14% compared to prior quarter.
•Preliminary CET1 ratio increased 1 bp sequentially to 9.75%, with strong core earnings helping offset the decline from $92.5 million in share repurchases at an average price of $47.51, reducing average diluted outstanding shares from the prior quarter by 1.3%.

Second Quarter Summary

	Reported			Adjusted
(dollars in thousands)	2Q21	1Q21	2Q20	2Q21	1Q21	2Q20
Net income available to common shareholders	$177,909	$178,802	$84,901	$178,969	$180,685	$34,015
Diluted earnings per share	1.19	1.19	0.57	1.20	1.21	0.23
Total loans	38,236,018	38,805,101	39,914,297	N/A	N/A	N/A
Total deposits	47,171,962	47,368,951	44,194,580	N/A	N/A	N/A
Total FTE revenue	489,738	485,587	550,911	488,612	486,785	470,659
Return on avg assets	1.36%	1.40%	0.71%	1.37%	1.41%	0.32%
Return on avg common equity	15.40	15.77	7.48	15.50	15.93	3.00
Return on avg tangible common equity	17.41	17.85	8.69	17.52	18.04	3.60
Net interest margin	3.02	3.04	3.13	N/A	N/A	N/A
Efficiency ratio	55.24	55.01	51.58	54.41	54.12	57.71
NCO ratio	0.28	0.21	0.24	N/A	N/A	N/A
NPA ratio	0.46	0.50	0.44	N/A	N/A	N/A

“Our Synovus team delivered solid financial performance in the second quarter while continuing to position the company for long-term success,” said Kevin Blair, Synovus President and CEO. “Revenue growth in the quarter was largely driven by an $8 million increase in net interest income resulting from earning asset growth. The credit outlook continued to improve, with a 14% reduction in criticized and classified loans and another quarter of reserve release. And we remained focused on growth drivers in the quarter while maintaining discipline around expenses, which declined 5% from the second quarter of 2020.

“We are delivering on Synovus Forward, with $75 million in pre-tax benefits to date, and we continue to strengthen our competitive position by investing in specialized talent, technology and solutions, and by taking advantage of our economically vibrant Southeast footprint,” Blair said. “We expect our efforts to produce sustained profitable growth, positive operating leverage, and higher returns as we progress toward becoming a top quartile performing bank.”

Balance Sheet

Loans*

(dollars in millions)	2Q21	1Q21	Linked Quarter Change	Linked Quarter % Change	2Q20	Year/Year Change	Year/Year % Change
Commercial & industrial	$19,150.1	$19,693.8	$(543.7)	(3)%	$20,031.6	$(881.5)	(4)%
Commercial real estate	10,361.1	10,533.9	(172.9)	(2)	10,614.2	(253.1)	(2)
Consumer	8,724.8	8,577.3	147.5	2	9,268.5	(543.6)	(6)
Total loans	$38,236.0	$38,805.1	$(569.1)	(1)%	$39,914.3	$(1,678.2)	(4)%

*Amounts may not total due to rounding

•Total loans ended the quarter at $38.24 billion, down $569.1 million or 1% sequentially.
•Commercial and industrial (C&I) loans declined $543.7 million sequentially, led by a decline in PPP loan balances of $763.4 million.
◦PPP forgiveness of $927 million partially offset by additional fundings of $149 million.
◦C&I line utilization remains near historic lows at ~40%.
•CRE loans declined $172.9 million as the recovery in commercial real estate continues.

•Consumer loans increased $147.5 million sequentially, with growth of $273.5 million in third-party consumer lending offsetting declines in consumer mortgages and HELOCs of $98.4 million and $74.2 million, respectively.

Deposits*

(dollars in millions)	2Q21	1Q21	Linked Quarter Change	Linked Quarter % Change	2Q20	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$14,342.6	$13,742.1	$600.5	4%	$11,830.7	$2,511.9	21%
Interest-bearing DDA	5,839.8	5,841.7	(1.9)	—	5,057.2	782.6	15
Money market	13,983.1	13,943.7	39.4	—	11,457.2	2,525.9	22
Savings	1,341.5	1,277.0	64.4	5	1,080.1	261.3	24
Public funds	5,804.9	6,154.9	(350.0)	(6)	5,347.4	457.6	9
Time deposits	2,891.1	3,214.8	(323.6)	(10)	5,131.7	(2,240.6)	(44)
Brokered deposits	2,969.0	3,194.7	(225.7)	(7)	4,290.3	(1,321.3)	(31)
Total deposits	$47,172.0	$47,369.0	$(197.0)	—%	$44,194.6	$2,977.4	7%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $47.17 billion, down $197.0 million sequentially.
•Core transaction deposits increased $702.4 million or 2% sequentially.
•Total deposit costs declined 6 bps sequentially to 0.16%.

Income Statement Summary**

(in thousands, except per share data)	2Q21	1Q21	Linked Quarter Change	Linked Quarter % Change	2Q20	Year/Year Change	Year/Year % Change
Net interest income	$381,860	$373,857	$8,003	2%	$376,566	$5,294	1%
Non-interest revenue	107,087	110,956	(3,869)	(3)	173,484	(66,397)	(38)
Non-interest expense	270,531	267,134	3,397	1	284,141	(13,610)	(5)
(Reversal of) provision for credit losses	(24,598)	(18,575)	(6,023)	(32)	141,851	(166,449)	nm
Income before taxes	$243,014	$236,254	$6,760	3%	$124,058	$118,956	96%
Income tax expense	56,814	49,161	7,653	16	30,866	25,948	84
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$177,909	$178,802	$(893)	—%	$84,901	$93,008	110%
Weighted average common shares outstanding, diluted	149,747	149,780	(33)	—%	147,733	2,014	1%
Diluted earnings per share	$1.19	$1.19	$—	—	$0.57	$0.62	109
Adjusted diluted earnings per share	1.20	1.21	(0.01)	(1)	0.23	0.97	421

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $381.9 million increased $8.0 million sequentially as asset growth, reduced deposit costs, and a higher day count more than offset the reduction in PPP fee income.
◦Net PPP fee accretion of $20.4 million, down $4.5 million sequentially.
◦Net interest margin was 3.02%, down 2 bps sequentially.
•Non-interest revenue decreased $3.9 million, or 3% sequentially. Adjusted non-interest revenue decreased $6.2 million, or 6% sequentially, and increased $12.7 million, or 14% compared to prior year.
◦Broad-based growth helped partially offset normalization of net mortgage revenue, which declined $8.5 million sequentially.
•Non-interest expense increased $3.4 million, or 1% sequentially. Adjusted non-interest expense increased $2.4 million, or 1% sequentially.
◦The benefits from various efficiency initiatives were offset by higher commissions, incentives, and expenses primarily related to additional PPP forgiveness and expenses associated with higher third-party consumer loan balances.
•Reversal of provision for credit losses of $24.6 million supported by a more positive economic outlook and 14% reduction in criticized and classified loans; allowance for credit losses coverage ratio (to loans) of 1.47%, or 1.54% excluding PPP loans.
•Tax expense was $56.8 million, an increase of $7.7 million driven by higher taxable income and unfavorable change in discrete items.
◦Year-to-date effective tax rate of 22.56% before discrete items.

Capital Ratios

	2Q21		1Q21	2Q20
Common equity Tier 1 capital (CET1) ratio	9.75%	*	9.74%	8.90%
Tier 1 capital ratio	10.99	*	10.99	10.15
Total risk-based capital ratio	13.25	*	13.34	12.70
Tier 1 leverage ratio	8.72	*	8.80	8.38
Tangible common equity ratio	7.73		7.55	7.41
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio improved 1 bp during the quarter to 9.75% as strong core performance helped offset the impact of $92.5 million in share repurchases at an average price of $47.51, reducing average diluted outstanding shares from the prior quarter by 1.3%.
•Total risk-based capital ratio of 13.25% declined 9 bps from the prior quarter following a reduction in the ACL.

Second Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on July 20, 2021. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $55 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 285 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; total adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total FTE revenue; efficiency ratio-FTE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Total adjusted revenue and adjusted non-interest revenue are measures used by management to evaluate total FTE revenue and non-interest revenue exclusive of net investment securities gains (losses), gain on sale and changes in the fair value of private equity investments, net, and fair value adjustment on non-qualified deferred compensation. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	2Q21	1Q21	2Q20
Adjusted non-interest revenue
Total non-interest revenue	$107,087	$110,956	$173,484
Add/subtract: Investment securities losses (gains), net	—	1,990	(69,409)
Subtract: Gain on sale and fair value increase of private equity investments	—	—	(8,707)
Subtract: Fair value adjustment on non-qualified deferred compensation	(1,126)	(792)	(2,136)
Adjusted non-interest revenue	$105,961	$112,154	$93,232

Adjusted non-interest expense
Total non-interest expense	$270,531	$267,134	$284,141
Subtract: Earnout liability adjustment	(750)	—	(4,908)
Subtract: Restructuring charges	(415)	(531)	(2,822)
Subtract: Fair value adjustment on non-qualified deferred compensation	(1,126)	(792)	(2,136)
Adjusted non-interest expense	$268,240	$265,811	$274,275

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q21	1Q21	2Q20
Total adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$268,240	$265,811	$274,275
Subtract: Amortization of intangibles	(2,379)	(2,379)	(2,640)
Adjusted tangible non-interest expense	$265,861	$263,432	$271,635

Net interest income	$381,860	$373,857	$376,566
Add: Tax equivalent adjustment	791	774	861
Add: Total non-interest revenue	107,087	110,956	173,484
Total FTE revenue	489,738	485,587	550,911
Add/subtract: Investment securities losses (gains), net	—	1,990	(69,409)
Subtract: Gain on sale and fair value increase of private equity investments	—	—	(8,707)
Subtract: Fair value adjustment on non-qualified deferred compensation	(1,126)	(792)	(2,136)
Total adjusted revenue	$488,612	$486,785	$470,659
Efficiency ratio-FTE	55.24%	55.01%	51.58%
Adjusted tangible efficiency ratio	54.41	54.12	57.71

Adjusted return on average assets
Net income	$186,200	$187,093	$93,192
Add: Earnout liability adjustment	750	—	4,908
Add: Restructuring charges	415	531	2,822
Add/subtract: Investment securities losses (gains), net	—	1,990	(69,409)
Subtract: Gain on sale and fair value increase of private equity investments	—	—	(8,707)
Subtract/add: Tax effect of adjustments (1)	(105)	(638)	19,500
Adjusted net income	$187,260	$188,976	$42,306
Net income annualized	$746,846	$758,766	$374,816
Adjusted net income annualized	$751,098	$766,403	$170,154
Total average assets	$55,017,771	$54,188,504	$52,853,685
Return on average assets	1.36%	1.40%	0.71%
Adjusted return on average assets	1.37	1.41	0.32

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$177,909	$178,802	$84,901
Add: Earnout liability adjustment	750	—	4,908
Add: Restructuring charges	415	531	2,822
Add/subtract: Investment securities losses (gains), net	—	1,990	(69,409)
Subtract: Gain on sale and fair value increase of private equity investments	—	—	(8,707)
Subtract/add: Tax effect of adjustments (1)	(105)	(638)	19,500
Adjusted net income available to common shareholders	$178,969	$180,685	$34,015
Weighted average common shares outstanding, diluted	149,747	149,780	147,733
Diluted earnings per share	$1.19	$1.19	$0.57
Adjusted diluted earnings per share	1.20	1.21	0.23

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	2Q21	1Q21	2Q20

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$177,909	$178,802	$84,901
Add: Earnout liability adjustment	750	—	4,908
Add: Restructuring charges	415	531	2,822
Add/subtract: Investment securities losses (gains), net	—	1,990	(69,409)
Subtract: Gain on sale and fair value increase of private equity investments	—	—	(8,707)
Subtract/add: Tax effect of adjustments (1)	(105)	(638)	19,500
Adjusted net income available to common shareholders	$178,969	$180,685	$34,015

Adjusted net income available to common shareholders annualized	$717,843	$732,778	$136,808
Add: Amortization of intangibles, annualized net of tax	7,128	7,207	7,868
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$724,971	$739,985	$144,676

Net income available to common shareholders annualized	$713,591	$725,141	$341,470
Add: Amortization of intangibles, annualized net of tax	7,128	7,207	7,868
Net income available to common shareholders excluding amortization of intangibles annualized	$720,719	$732,348	$349,338

Total average shareholders' equity less preferred stock	$4,632,568	$4,599,076	$4,567,254
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(41,399)	(44,005)	(51,667)
Total average tangible shareholders' equity less preferred stock	$4,138,779	$4,102,681	$4,018,320
Return on average common equity	15.40%	15.77%	7.48%
Adjusted return on average common equity	15.50	15.93	3.00
Return on average tangible common equity	17.41	17.85	8.69
Adjusted return on average tangible common equity	17.52	18.04	3.60

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	June 30, 2021	March 31, 2021	June 30, 2020

Tangible common equity ratio
Total assets	$54,938,659	$55,159,011	$54,121,989
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(40,354)	(42,733)	(50,392)
Tangible assets	$54,445,915	$54,663,888	$53,574,330

Total shareholders’ equity	$5,237,714	$5,161,717	$5,052,968
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(40,354)	(42,733)	(50,392)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,207,825	$4,129,449	$3,968,164
Total shareholders’ equity to total assets ratio	9.53%	9.36%	9.34%
Tangible common equity ratio	7.73	7.55	7.41

(1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied.